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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 3, 2008

LAKE VICTORIA MINING COMPANY, INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

333-144051
(Commission File No.)

6805 Sundance Trail
Riverside, California 92506
(Address of principal executive offices and Zip Code)

(951) 907-9911
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

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ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On June 3, 2008, Lake Victoria Mining Company, Inc. agreed to a fourth amendment to the Mineral Property Purchase/Option Agreement dated April 1, 2007 between Lake Victoria Mining Company and Uyowa Gold Mining and Exploration Limited. The proceeding amendments dated July10, 2007, November 16, 2007 and February 21, 2008 did not represent a material change to the original agreement, but, only an extension of the number of days and the date that Lake Victoria Mining Company had to complete the payment (Initial Payment Date) in cash and shares to complete the agreement to earn a 100% interest in and and to the Kalemela East Prospecting License.

     However, due to the fact that Lake Victoria Mining Company has not fulfilled the terms of the original agreement or the proceeding three amendment agreements dated above, the parties have mutually agreed to a Fourth Amendment Agreement that in summary contains the following material changes:

*	The number of days or the date for the cash and shares payment (Initial Payment Date) has been amended and must occur no later than August 31, 2008.

*	The payment amount has been increased from $20,000 USD to $75,000 USD.

*	The option to acquire a 100% interest in and to the property has been amended to an option to acquire an 80% interest in and to the property.

*

Schedule C "Production and Pre Production Agreement" has be amended to a new Schedule C "Exploration Commitments" and commits Lake Victoria to perform a total of $1,600,000 in exploration work over a forty-eight month period from the "Initial Payment Date".

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated this 9th day of June, 2008.

LAKE VICTORIA MINING COMPANY, INC.

BY:	DAVID GAMACHE
David Gamache, President, Principal Executive
Officer, Principal Accounting Officer,
Principal Financial Officer, Treasurer and a
member of the Board of Directors